UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

SANA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39941	83-1381173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

188 East Blaine Street, Suite 400

Seattle, Washington 98102

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 701-7914

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SANA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 8, 2025, Sana Biotechnology, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2025. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02, including the attached Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On May 8, 2025, the Company entered into a sales agreement (“Sales Agreement”) with TD Securities (USA) LLC (“TD Cowen”) to sell shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), having an aggregate offering price of up to $119.0 million, from time to time, through an “at the market offering” program under which TD Cowen will act as sales agent.

Immediately prior to entering into the Sales Agreement, the Company terminated its sales agreement, dated August 4, 2022, between the Company and TD Cowen (as successor to Cowen and Company, LLC) (the “Prior Sales Agreement”). As of the termination of the Prior Sales Agreement, the Company had sold an aggregate of approximately 4.9 million shares of Common Stock under the Prior Sales Agreement for gross proceeds of approximately $30.6 million, resulting in an unsold aggregate offering price of approximately $119.4 million. Following the termination of the Prior Sales Agreement, the Company may not offer or sell any additional shares of Common Stock under the Prior Sales Agreement or the related prospectus, dated May 1, 2023.

Under the Sales Agreement, the Company will set the parameters for the sale of shares of Common Stock, including the number or dollar amount of shares to be issued, the time period during which sales are requested to be made, any limitation on the number or dollar amount of shares that may be sold in any one trading day, and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, TD Cowen may sell the shares in negotiated transactions, including block trades or block sales, or by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including without limitation sales made through the Nasdaq Global Select Market or any other trading market for the Common Stock, or by any method permitted by law. TD Cowen has agreed to use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, applicable state and federal laws, rules, and regulations, and the rules of The Nasdaq Stock Market, Inc. As specified in the Sales Agreement, the Sales Agreement may be terminated by the Company upon written notice to TD Cowen for any reason or by TD Cowen upon written notice to the Company for any reason or at any time under certain circumstances, including in the event of a material adverse change in the Company, subject to the terms of the Sales Agreement.

The Sales Agreement provides that TD Cowen will be entitled to compensation for its services of up to 3.0% of the gross proceeds from the sales of shares of Common Stock through TD Cowen under the Sales Agreement. The Company has no obligation to sell any shares under the Sales Agreement, and may at any time suspend sales of shares under the Sales Agreement. The Sales Agreement contains customary representations, warranties, and agreements by the Company, indemnification obligations of the Company and TD Cowen, other obligations of the parties, and termination provisions.

On May 8, 2025, the Company will file with the Securities and Exchange Commission (“SEC”) a prospectus supplement (“Prospectus Supplement”) under the Company’s effective Registration Statement on Form S-3 (File No. 333-277584) (as amended, “Registration Statement”) in connection with the offer and sale of shares of its Common Stock under the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (“Current Report”) and incorporated herein by reference.

A copy of the opinion of Wilson Sonsini Goodrich & Rosati, P.C. relating to the validity of the shares of Common Stock to be sold under the Sales Agreement is filed as Exhibit 5.1 to this Current Report and is hereby incorporated by reference into the Registration Statement.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy the shares of Common Stock discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Sales Agreement by and between Sana Biotechnology, Inc. and TD Securities (USA) LLC, dated as of May 8, 2025
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Current Report on Form 8-K)
99.1	Press release of Sana Biotechnology, Inc. dated May 8, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANA BIOTECHNOLOGY, INC.

Date: May 8, 2025	By:	/s/ Susan Wyrick
Susan Wyrick
Acting Chief Financial Officer
(Principal Accounting Officer)